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                         FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 10, 2000




                  CROWN CENTRAL PETROLEUM CORPORATION
        (Exact name of registrant as specified in its charter)



     Maryland                    1-1059         52-0550682
(State or other jurisdiction  (Commission      (IRS Employer
 of incorporation)            File Number)   Identification No.)




         One North Charles Street
         Baltimore, Maryland                   21201
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:(410)539-7400


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Item 5.   Other Events
-------   ------------

     Crown Central Petroleum Corporation (the "Company") has entered into a definitive agreement and plan of merger dated as of April 7, 2000 (the "Merger Agreement") with Rosemore, Inc., a Maryland corporation ("Rosemore") that owns approximately 49% of the Company's Class A common stock and 11% of the Company's Class B common stock, pursuant to which Rosemore will acquire all of the issued and outstanding Class A and Class B common stock held by shareholders other than Rosemore for a price of $9.50 per share, which represents a premium of 39% and 49% to the market price of the Company's Class A common stock and Class B common stock, respectively, on January 27, 2000, the day prior to the announcement that Rosemore had been approached by Credit Suisse First Boston, the Company's financial advisor. Under the Merger Agreement, Rosemore Acquisition, Inc., a Maryland corporation ("RAC") and the wholly-owned subsidiary of Rosemore, will merge with and into the Company, resulting in the Company becoming a wholly-owned subsidiary of Rosemore. The Company, however, will be the surviving entity in the merger transaction and continue to operate as a separate company under its current name.

     The proposed merger transaction was unanimously approved by the Company's committee of independent directors and, on its recommendation, by the Company's Board of Directors.

     The merger is subject to certain conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, receipt of approval of two-thirds of the Company's outstanding voting shares, as required under Maryland law and by the Company's charter, and the absence of defaults under the indenture governing the Company's 10 7/8% senior notes due in 2005. The merger is expected to be completed in the summer of 2000.

     In connection with its approval of the merger transaction, the Board of Directors of the Company modified the Rights Plan dated February 1, 2000 between the Company and First Union National Bank, as Rights Agent, by amending the definition of "Final Expiration Date" set forth therein to provide that the earlier of the Close of Business on February 14, 2001 or that time which is immediately prior to acceptance by the State Department of Assessments and Taxation of Maryland of articles of merger consummating the merger transaction by and between the Company and RAC shall constitute the "Final Expiration Date"
under the Rights Plan.   The Board of Directors also declared the Merger
Agreement and the Merger to be an Approved Transaction under the Rights Plan, so that the execution of the Merger Agreement would not result in a Distribution Date under the Rights Agreement, or the separation of the Rights from the Common Stock to which they are attached.


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ITEM 7(C)     EXHIBITS

Exhibit No.   Description
-----------   -----------

    2         Agreement and Plan of Merger as of
              April 7, 2000 by and among Rosemore,
              Inc., Rosemore Acquisition, Inc. and
              Crown Central Petroleum Corporation.

    4         First Amendment to Rights Agreement
              dated as of April 10, 2000 between
              Crown Central Petroleum Corporation
              and First Union National Bank, as
              Rights Agent.

   99         Press Release.


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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CROWN CENTRAL PETROLEUM CORPORATION
                         (Registrant)

                         By:   /s/ John E. Wheeler, Jr.
                         ------------------------------
                         Name:  John E. Wheeler, Jr.
                         Title: Executive Vice President --
                                Chief Financial Officer



Dated:   April 10, 2000


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                       EXHIBIT INDEX


Exhibit No.   Description
-----------   -----------

    2         Agreement and Plan of Merger as of
              April 7, 2000 by and among Rosemore,
              Inc., Rosemore Acquisition, Inc. and
              Crown Central Petroleum Corporation.

    4         First Amendment to Rights Agreement
              dated as of April 10, 2000 between
              Crown Central Petroleum Corporation
              and First Union National Bank, as
              Rights Agent.

   99         Press Release.